Exhibit 10.14

SALES AGENCY AGREEMENT

No.:	SAA0712
Date:	Dec. 15, 2007

This Agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1.	Contracting Parties.

Seller: CHANGSHA SYNO-THERM CO., LTD (hereinafter called “Party A”)

Agent: SPHERIC TECHNOLOGIES, INC. USA (hereinafter called “Party B”)

Party A hereby appoints Party B to act as his agent to set the commodities mentioned below.

2.	Commodity.

Party A’s authorized commodities include microwave furnaces and relevant devices.

3.	Territory.

Party B has the exclusive right to sell the above mentioned commodities in the North & South America.

4.	Validity.

This Agreement, after its being signed by the parties concerned, shall remain in force for three years, that is, from Dec. 15, 2007 to Dec. 14, 2010. If either party wishes to extend this Agreement, he shall notice, in writing, the other party one month prior to its expiration. Should either party fail to implement the terms and conditions herein, the other party is entitled to terminate this Agreement.

5.	Marketing.

Party B should try his best to set the commodities in the North & South America, and the minimum purchases from Party A by Party B should exceed $300,000 dollars in Year 1, $400,000 dollars in Year 2 and $500,000 dollars in Year 3. If Party B can not fulfill the minimum purchase from Party A in each year, Party A is entitled to terminate this Agreement. The installation and after service of the commodities should be done by Party B, Party A will provide technical consultation.

6.	Payment.

Party B purchases the commodities from Party A directly, and make 50% prepayment by bank transfer wish order. The 50% final payment will be subject to the test and approval of Spheric’s technical representative before shipment. Party A will provide an invoice prior to Party B submitting the final payment, and a notice after the payment has been received.

7.	Intellectual Property Right.

The US issued intellectual property right of manufacturing technology owned by Party A on microwave high-temperature furnaces belongs to Party A. Party B has no right to use it after termination of this Agreement.

8.	Arbitration.

All disputes arising from the execution of this Agreement shall be settled through friendly consultations. In case no settlement can be reached, it should be submitted to the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration.

This Agreement is effective on December 15, 2007 in Changsha, Hunan, P.R. China and is in duplicate, each party holds one.

Party A: Spheric Technologies, Inc.		Party B: Changsha Syno-Therm Co. Ltd.

Signature:	/s/ Michael Kirksey	Signature:	/s/ Dr. Peng Hu